Exhibit 99.1

Pioneer Power Announces Financial Results for Second Quarter 2026 and Provides a Business Update

●	Backlog Grew 32% Sequentially to $18.4 Million
●	Projecting Revenue of Approximately $15 Million in Second Half of 2026, Representing More than 60% Growth Over the First Half of 2026

FORT LEE, N.J., Aug. 17, 2026 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today provided a business update and announced financial results for the second quarter ended June 30, 2026.

“Our PRYMUS on-site power system, introduced in December 2025, continues to gain traction as customers look for reliable, scalable power that can be deployed in months rather than years,” said Nathan Mazurek, CEO of Pioneer. “PRYMUS is designed to meet that demand, combining mobile prime power generation, battery energy storage and advanced controls in pre-engineered, modular blocks that can scale from 1 MW to 10 MW and be deployed where power is needed, when it is needed. The early response to the platform has been strong, highlighted by the up to $6 million award we announced in May from one of the nation’s largest package delivery companies for two PRYMUS systems to provide prime power at separate transit hubs.

“Although the initial systems are not expected to be delivered until the second half of 2026, this customer has indicated an interest in potentially ordering additional PRYMUS systems for delivery in the first half of 2027. At the same time, our pipeline continues to build, with active PRYMUS quotes totaling approximately $200 million in aggregate with roughly 80% related to data center projects. The level of engaged interest we are experiencing only months after launching PRYMUS is an indication of the platform’s strong potential and market reception. We fully expect to receive additional, significant PRYMUS orders in the second half of 2026.

“We believe what we are experiencing with PRYMUS reflects a broader shift taking place in the power market. Demand for power is growing exponentially, driven in large part by the expansion of data centers and other energy-intensive infrastructure, while the traditional grid faces increasing constraints on capacity and the speed of bringing new power online. Customers are increasingly looking for reliable power solutions that can be deployed where and when they are needed, and we believe that plays directly to the strengths of distributed generation and to our capabilities.

“Concurrently, our e-Boost mobile charging platform has achieved a solid baseline, with annual revenue of approximately $10 million and more consistent gross margin levels. Despite the broader challenges in the EV charging market, we believe this level of revenue and profitability provides a sustainable foundation for the current business. As the EV charging market in the United States and abroad continues to develop, we see opportunities to build on this baseline and improve both revenue and gross margins over time.

“Our PowerCore home product, which we also introduced in December 2025, establishes a new category in premium residential power, providing 24/7 whole-home energy resiliency and energy independence with integrated high-speed EV charging. We are continuing to advance the platform and remain on track to begin shipments in the second half of 2026, initially with our original 45 kW prime-rated system and subsequently with 150 kW and 250 kW versions designed for larger estate-level residences. This expanded product range gives Pioneer the opportunity to address a broader segment of the premium residential market and build a meaningful new growth opportunity over the next several years.”

Q2 2026 Financial Highlights

●	Revenue was $5.0 million, as compared to $8.4 million for the same quarter in 2025.

●	Gross profit was $984,000, or a gross margin of 19.6%, as compared to $1.3 million, or a gross margin of 15.7%, for the same quarter in 2025.

●	Operating loss from continuing operations was $2.0 million, as compared to $1.7 million for the same quarter in 2025.

●	Non–GAAP operating income* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring costs and professional fees, was $44,000, as compared to $218,000 for the same quarter in 2025.

●	Net loss was $2.1 million, as compared to $1.3 million, inclusive of a loss from discontinued operations of $100,000, in the year ago quarter.

●	Backlog of $18.4 million at June 30, 2026, compared to $13.9 million at March 31, 2026.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Second Quarter 2026 Financial Results

Revenue

Revenue for the three months ended June 30, 2026, was $5.0 million, a decrease of 40.0%, as compared to $8.4 million during the second quarter of last year, primarily due to a decrease in sales and rentals in the Company’s suite of mobile EV charging solutions, e-Boost.

Gross Profit/Margin

Gross profit for the second quarter of 2026 was $984,000, or a 19.6% gross margin, compared to gross profit of $1.3 million, or a 15.7% gross margin, for the same period in 2025. The increase in gross margin was primarily attributable to improved operating efficiencies associated with the sale of the Company’s mobile EV charging solutions, e-Boost.

Operating Loss from Continuing Operations

For the three months ended June 30, 2026, operating loss from continuing operations was $2.0 million, as compared to $1.7 million for the same period in 2025, primarily due to the decrease in sales and rentals of our equipment and services.

Net Loss

Net loss was $2.1 million, as compared to $1.3 million, inclusive of a loss from discontinued operations of $100,000, for the same period last year.

Balance Sheet

As of June 30, 2026, the Company had $10.7 million of cash on hand and working capital of $17.1 million, compared to $15.0 million of cash on hand and working capital of $20.7 million as of December 31, 2025. The Company had no bank debt as of June 30, 2026.

Second Half 2026 Outlook

Management expects revenue of approximately $15.0 million for the second half of 2026, representing growth of more than 60% as compared to the first half of 2026.

At the end of April, the Company took steps to streamline its organization and better align its cost structure with the scale of the business. Management expects the benefits of these actions to become increasingly evident in the second half of the year.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2026 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, depreciation and amortization expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute for or alternative to any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions designed for speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with an extensive range of platforms. Utilized by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

PRYMUS is Pioneer’s advanced power systems and controls platform focused on delivering resilient, intelligent, and scalable energy solutions for utility, industrial, and critical infrastructure applications. PRYMUS supports customers through innovative engineering, system integration, and power management technologies designed to improve reliability, operational efficiency, and grid performance.

PowerCore is Pioneer’s distributed energy and infrastructure solutions platform, providing customers with flexible and sustainable power solutions for standby, prime, and mobile power applications. PowerCore supports a wide range of commercial, industrial, utility, and infrastructure projects through integrated power generation, energy management, and deployment capabilities.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” and similar words, or their negatives. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully reduce operating costs through its cost reduction initiatives, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, particularly in the commercial market, but also in the power generation, industrial production and infrastructure industries (iv) the effects of fluctuations in the Company’s business, revenues, expenses, net income (loss), income (loss) per share, margins and profitability, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) ability to generate internal growth, maintain market acceptance of our existing products and gain acceptance for our new products, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) global events beyond our control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, (xv) our ability to remediate the ongoing material weaknesses identified in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control, (xvi) the effect that the identified material weaknesses and failure to establish and maintain effective internal control over financial reporting could have on investor confidence in us and raise reputational risk and (xvii) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

Actual outcomes and results may differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include the risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow –

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$5,019	$8,370	$9,285	$15,110
Cost of goods sold	4,035	7,056	7,720	13,648
Gross profit	984	1,314	1,565	1,462
Operating expenses
Selling, general and administrative	2,828	2,488	5,274	4,903
Research and development	161	534	317	614
Total operating expenses	2,989	3,022	5,591	5,517
Operating loss from continuing operations	(2,005)	(1,708)	(4,026)	(4,055)
Interest income, net	51	183	207	431
Other (expense) income, net	(105)	297	(748)	320
Loss before income taxes	(2,059)	(1,228)	(4,567)	(3,304)
Income tax expense (benefit)	-	-	-	-
Net loss from continuing operations	(2,059)	(1,228)	(4,567)	(3,304)
(Loss) income from discontinued operations, net of income taxes	-	(100)	-	1,047
Net loss	$(2,059)	$(1,328)	$(4,567)	$(2,257)

Basic (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(0.11)	$(0.41)	$(0.30)
(Loss) earnings from discontinued operations	-	(0.01)	-	0.09
Basic loss per share	$(0.19)	$(0.12)	$(0.41)	$(0.21)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.19)	$(0.11)	$(0.41)	$(0.30)
(Loss) earnings from discontinued operations	-	(0.01)	-	0.09
Diluted loss per share	$(0.19)	$(0.12)	$(0.41)	$(0.21)

Weighted average common shares outstanding:
Basic	11,096,266	11,104,058	11,096,599	11,112,117
Diluted	11,096,266	11,104,058	11,096,599	11,112,117

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except for share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash	$10,668	$14,959
Accounts receivable, net of allowance for credit losses of $103 and $23 as of June 30, 2026, and December 31, 2025, respectively	4,248	3,133
Inventories	6,580	6,315
Prepaid expenses and other current assets	1,137	1,134
Total current assets	22,633	25,541
Property and equipment, net	4,873	5,400
Operating lease right-of-use assets, net	1,023	1,144
Financing lease right-of-use assets, net	268	332
Investments	-	418
Lease receivable	2,451	2,576
Other assets	287	44
Total assets	$31,535	$35,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,619	$3,745
Current portion of operating lease liabilities, net	249	223
Current portion of financing lease liabilities, net	123	123
Deferred revenue	1,513	791
Total current liabilities	5,504	4,882
Operating lease liabilities, non-current portion, net	809	936
Financing lease liabilities, non-current portion, net	156	219
Other long-term liabilities	303	101
Total liabilities	6,772	6,138
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,096,266 and 11,095,266 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	11	11
Additional paid-in capital	35,318	35,305
Accumulated deficit	(10,566)	(5,999)
Total stockholders’ equity	24,763	29,317
Total liabilities and stockholders’ equity	$31,535	$35,455

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
Operating activities
Net loss	$(4,567)	$(2,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	519	526
Amortization of financing lease right-of-use assets	64	56
Non cash lease expense	121	117
Provision for credit losses	91	107
Stock-based compensation	11	15
Loss (income) attributable to equity method investee	757	(240)
Loss on disposal of property and equipment	14	29
Selling profit on sales-type leases	-	(749)
Gain on change in consideration due to buyer	-	(1,147)
Changes in current operating assets and liabilities:
Accounts receivable, net	(1,206)	2,787
Inventories	(265)	705
Prepaid expenses and other assets	71	826
Accounts payable, accrued liabilities and other liabilities	(184)	(598)
Income taxes	-	(3,972)
Deferred revenue	722	(68)
Lease receivables	125	-
Operating lease liabilities	101	(100)
Net cash used in operating activities	(3,626)	(3,963)

Investing activities
Purchase of property and equipment	(309)	(740)
Payment of consideration payable	-	(2,200)
Investment in equity method investee	(339)	-
Proceeds from sale of fixed assets	44	-
Net cash used in investing activities	(604)	(2,940)

Financing activities
Net proceeds from the exercise of options for common stock	2	-
Payment of cash dividend	-	(16,665)
Principal repayments of financing leases	(63)	(55)
Net cash used in financing activities	(61)	(16,720)

Net decrease in cash	(4,291)	(23,623)

Cash, beginning of period	14,959	41,622
Cash, end of period	$10,668	$17,999

Supplemental cash flow information:
Interest paid	$-	$8
Income taxes paid, net of refunds	-	3,924
Non-cash investing and financing activities:
Surrender and retirement of common stock	-	148
Transfer from property and equipment to inventory	-	(420)
Sales-type lease origination	-	1,410
Derecognition of assets in exchange for net investment in sales-type lease	-	(661)
Property and equipment obtained in exchange for accounts payable and accrued liabilities	58	111
Finance lease ROU assets obtained in exchange for financing lease liabilities	-	248

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

GAAP operating loss from continuing operations	$(2,005)	$(1,708)	$(4,026)	$(4,055)
Corporate overhead expenses	1,052	1,003	2,097	2,188
Research and development expenses	161	534	317	614
Depreciation and amortization expenses	285	301	583	582
Non-recurring costs and professional fees	551	88	692	181
Non-GAAP operating income (loss) from continuing operations	$44	$218	$(338)	$(490)